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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported):   March 15, 2002



                         HYPERTENSION DIAGNOSTICS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

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         Minnesota                                       0-24635                                      41-1618036
------------------------------------        ------------------------------------                 ----------------------
(State or other jurisdiction                      (Commission File Number)                          (I.R.S. Employer
     of incorporation)                                                                             Identification No.)


 2915 Waters Road, Suite 108
 Eagan, Minnesota                                                                       55121
---------------------------                                                       -----------------
(Address of principal executive offices)                                              (Zip Code)
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Registrant's telephone number, including area code: 651-687-9999



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Items 1, 2, 3, 4, 6 and 8 are not applicable and therefore omitted.

ITEM 5.  OTHER EVENTS.

         On March 18, 2002, Hypertension Diagnostics, Inc. (the "Company") consented to the release of certain restrictions imposed by that certain Letter Agreement (the "Agreement") dated as of October 19, 2001 between the Company and each of The Anthony D. and Leslie T. Altavilla Revocable Trust, Jens Dalsgaard and Jeff Lamberson (collectively, the "Shareholders").

         Under the Agreement, the Shareholders were prohibited, without the consent of the Company, from transferring or otherwise disposing of an aggregate of 100,000 shares of the Company's Common Stock until July 9, 2002. As a result of the Company's consent, an aggregate of 30,000 shares of Common Stock will be transferrable by the Shareholders as of March 15, 2002 and an aggregate of 10,000 additional shares of Common Stock will be transferrable by the Shareholders as of each of April 15, 2002, May 15, 2002 and June 15, 2002. No other terms of the Agreement have been modified. The 100,000 shares of the Company's Common Stock subject to the Agreement were registered on a Registration Statement on Form S-3 (File No. 333-72118).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

10.1 Letter Agreement dated as of October 19, 2001 from Jens Dalsgaard, The Anthony D. and Leslie T. Altavilla Revocable Trust, UTA 03/06/2001 and Jeff Lamberson (incorporated by reference to Exhibit 10.6 of the Company's Registration Statement on Form S-3 (File No. 333-72118)).

10.2     Letter Agreement dated as of March 15, 2002 from the Company.


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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


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                                        HYPERTENSION DIAGNOSTICS, INC.

                                        By     /s/ James S. Murphy
                                          ----------------------------------------------
                                           Its Senior Vice President, Finance and
                                           Administration and Chief Financial Officer
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Dated:  March 19, 2002